Monday, July 25, 2016
FOR IMMEDIATE RELEASE

Washington Federal Announces Cash Dividend of 14 Cents Per Share

SEATTLE, WASHINGTON - The Board of Directors of Washington Federal, Inc. (NASDAQ-WAFD) today announced a quarterly cash dividend of 14 cents per share. The dividend will be paid on August 19, 2016 to common stockholders of record as of August 5, 2016. This will be Washington Federal’s 134th consecutive quarterly cash dividend.
Washington Federal, Inc. is the parent company of Washington Federal, a national bank that operates 243 branches in Washington, Oregon, Idaho, Utah, Nevada, Arizona, Texas and New Mexico. Established in 1917, the bank provides consumer and commercial deposit accounts, insurance products, and financing for small to middle market businesses, commercial real estate and residential real estate, including consumer mortgages and home equity lines of credit. As of June 30, 2016, the Company reported $14.8 billion in assets, $10.6 billion in deposits and $2.0 billion in stockholders’ equity.
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Contact:
Washington Federal, Inc.
425 Pike Street, Seattle, WA 98101
Amanda Maier
206-626-8178
amanda.maier@wafd.com